UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Protective Life Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On June 5, 2014, The Dai-ichi Life Insurance Company, Limited sent the following letter to Protective Life Corporation employees:

June 5, 2014

Dear Protective Life Corporation Employees,

This week, we reached a day of our new start of the collaboration with Protective Life Corporation (“Protective”), an outstanding partner with which we seek future growth together. I look forward to meeting many of you in person, but in the meantime, on behalf of The Dai-ichi Life Insurance Company, Limited (“Dai-ichi”). I want to tell you how pleased we are that Protective and its employees will become part of the Dai-ichi family.  This is a significant moment that marks a new period of growth for both companies and we are excited by the possibilities of what we can accomplish together.

For those of you not familiar with us, Dai-ichi was founded in 1902 and now is among the top 20 global life insurers.  We currently operate throughout Japan, Australia, Vietnam, Indonesia, India and Thailand and have grown to approximately 67,000 people across the Dai-ichi Group.  We have a global perspective and in fact, for more than 50 years, we have worked to develop the life insurance businesses in countries all over the world through our founding and continued support of FALIA, the Foundation for the Advancement of Life & Insurance Around the world.

Similar to Protective, Dai-ichi has a rich history built on a foundation of serving our customers and distributors.  We believe our values and vision are strongly aligned with Protective’s.  What underlie our values are our mission of “By your side, for life” and our vision of “Thinking People First”.  We aim to become an insurance group that can learn and grow together and give comfort to customers as an indispensable partner.

We see Protective as a strong, successful business that is positioned for growth in the U.S.  We see great value in your high-quality retail distribution franchise, your retail growth strategy, and your proven acquisition capabilities.  We look forward to working with Mr. John D. Johns and Protective’s management team as they continue to execute this strategy.

Finally, we understand Protective has strong ties to the communities in which it operates.  We share the same commitment and we know that this is an important component of your values.  We fully intend to support Protective’s continued community engagement going forward.

After speaking at length with Mr. Johns recently about Protective and its values and vision, I am confident that our two organizations are strategically, operationally, and culturally aligned.

While it is premature to discuss specifics now, our goal is for Protective and Dai-ichi to have a seamless and rewarding relationship.  More details will be forthcoming in the near future from your leadership and ours.  In closing, I look forward to welcoming you to the Dai-ichi family, and to achieving great success together well into the future.

Best regards,

Koichiro Watanabe

President and Representative Director

The Dai-ichi Life Insurance Company, Limited

In connection with the proposed merger transaction, the Company will file with the SEC and furnish to the Company’s stockholders a proxy statement and other relevant documents.  BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE MERGER.  The Company’s stockholders will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov.  In addition, the Company’s stockholders may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://investor.protective.com/ or by directing a request to: Protective Life Corporation 2801 Highway 280 South, Birmingham, AL 35223, Attn: Eva Robertson, (205) 268-3912, eva.robertson@protective.com.

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed merger.  Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC.  You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and in its definitive proxy statement filed with the SEC on Schedule 14A on April 9, 2013.

On June 5, 2014, ProEquities, Inc. sent the following letter to its advisors, offices of supervisory jurisdiction and designate principals:

June 5, 2014

TO: ProEquities OSJs, DPs, and Advisors

FR: Mike Mungenast, CEO and President – ProEquities

RE: Agreement for Protective Life Corporation to be acquired by Dai-ichi Life

I would like to communicate with you regarding the important and exciting agreement for Protective  Life Corporation (“Protective”), our parent company, to be acquired by Dai-ichi Life. Dai-ichi Life is  one of the world’s top 20 life insurers and is headquartered in Tokyo, Japan; it is a highly respected,  well-run company with about 67,000 employees and operations in Japan, Australia, Vietnam,  Indonesia, India, and Thailand.

The fact is Protective was not looking for a buyer. It is a strong company, the performance has been  good, there is tremendous momentum, and Protective is proud of what has been accomplished in its  100+ year history. However, as a publicly-traded company, Protective’s Board of Directors felt the  Dai-ichi Life proposal was compelling enough to merit serious consideration.

After an extensive review with the assistance of external financial and legal advisors, the Board  decided that accepting the Dai-ichi Life’s offer was in the best interest of our shareowners who will  receive $70.00 per share in cash, which represents a significant premium over our unaffected closing  price on May 30, 2014 of $52.30.

Dai-ichi Life’s purchase of Protective is an integral part of Dai-ichi Life’s international growth initiative. Although it has a presence in many countries, Dai-ichi Life does not currently have a retail presence in  the United States to sell life, annuity, and asset protection products. Dai-ichi Life expects Protective  and ProEquities to be its United States growth platform and be a vital part of its growth strategy  through our continued sales and expansion of our products and distribution.

For Protective, the transaction builds on its many strengths and represents an exciting opportunity to  grow the retail business across all product lines, including securities. From a strategic standpoint,  becoming part of the Dai-ichi Life family will provide many opportunities that may have taken longer  to achieve on our own.

Protective continues to be supportive of the strategy of ProEquities and has recently made substantial investments in ProEquities with the delivery of AMPsm , strategic planning for our  technology platforms, as well as investments in personnel designed to help us achieve our growth  objectives and serve you better. We think the size and strength of an international company will bring  many additional opportunities to our broker/dealer, our advisors, and our distributors’ clients.  We do not expect this transaction to close until the end of the year. Until then, Protective will  operate as a separate company, and ProEquities will continue on as an independent broker/dealer.  But, even after the close, no significant changes are anticipated on a day-to-day basis. John D. Johns  will continue as CEO of Protective, and the Protective leadership team is excited to continue in their roles continuing to operate with the same mission and values as always. The same will be true for  ProEquities.

Our people, our OSJs, DPs, and advisors are core to us. The future is bright, and ProEquities hopes  you share in our excitement for what is in store. Thank you for your continued commitment and your  effort to uphold our values and service your clients.

If you have additional questions, please do not hesitate to call ProEquities or see www.protective.com.

In connection with the proposed merger transaction, the Company will file with the SEC and furnish to the Company’s  stockholders a proxy statement and other relevant documents. BEFORE MAKING ANY VOTING DECISION, THE  COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES  AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR  INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION  ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE MERGER. The Company’s stockholders will be able to obtain a  free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, the Company’s  stockholders may obtain a free copy of the Company’s filings with the SEC from the Company’s website at  http://investor.protective.com/ or by directing a request to: Protective Life Corporation 2801 Highway 280 South,  Birmingham, AL 35223, Attn: Eva Robertson, (205) 268-3912, eva.robertson@protective.com.

The directors, executive officers and certain other members of management and employees of the Company may be  deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed merger.  Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of  the stockholders of the Company in connection with the proposed merger will be set forth in the proxy statement and the  other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and  directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and in its definitive proxy  statement filed with the SEC on Schedule 14A on April 9, 2013.

Additional Information and Where to Find It

This filing may be deemed solicitation material in respect of the proposed acquisition of the Company by Dai-ichi.  In connection with the proposed merger transaction, the Company will file with the SEC and furnish to the Company’s stockholders a proxy statement and other relevant documents.  BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE MERGER.  The Company’s stockholders will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov.  In addition, the Company’s stockholders may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://investor.protective.com/ or by directing a request to: Protective Life Corporation 2801 Highway 280 South, Birmingham, AL 35223, Attn: Eva Robertson, (205) 268-3912, eva.robertson@protective.com.

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed merger.  Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC.  You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and in its definitive proxy statement filed with the SEC on Schedule 14A on April 9, 2013.

Forward-looking Statements

Statements in this Current Report on Form 8-K and the exhibits furnished or filed herewith that relate to future results and events are forward-looking statements based on the Company’s current expectations.  Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements.  Risks, uncertainties and assumptions include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (3) the failure of Dai-ichi to obtain the necessary financing arrangements to consummate the transaction; (4) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; and (5) the effect of the announcement of the proposed merger on the Company’s relationships with its distributors, operating results and business generally.

Actual results may differ materially from those indicated by such forward-looking statements.  In addition, the forward-looking statements represent the Company’s views as of the date on which such statements were made.  The Company anticipates that subsequent events and developments will cause its views to change.  However, although the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.  These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.  Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10—K for the fiscal year ended December 31, 2013, which was filed with the SEC on February 28, 2014, under the heading “Item 1A—Risk Factors and Cautionary Factors that May Affect Future Results,” and in subsequent reports on Forms 10—Q and 8—K filed with the SEC by the Company.